                                                            EXHIBIT 10.1



                                FIRST AMENDMENT



             FIRST AMENDMENT, dated as of December 5, 1997 (this "First Amendment"), to the Credit Agreement, dated as of October 28, 1997 and as amended and restated as of December 5, 1997 (the "Credit Agreement"), among DETAILS HOLDINGS, INC., a California corporation (the "Holdings"), DETAILS, INC., a California corporation (the "Borrower"), the several lenders from time to time parties thereto (the "Lenders") and THE CHASE MANHATTAN BANK, as documentation, syndication and administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"). For clarification purposes, it is understood that Holdings was originally referred to in the Credit Agreement as "the Company" and upon the effectiveness of the amendments contemplated hereby will be referred to in the Credit Agreement as "Holdings". The Subsidiary which it is planning to form in connection with the Second Push-Down (as defined below) with the name of Details Capital Corp. will upon the effectiveness of the amendments contemplated hereby be referred to in the Credit Agreement as "the Company" but will be referred to in this First Amendment as "Details Intermediate".



                                  WITNESSETH:



             WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain Loans to the Borrower; and



             WHEREAS, Holdings and the Borrower have requested that the Lenders amend, and the Lenders have agreed to amend, certain of the provisions of the Credit Agreement, upon the terms and subject to the conditions set forth below;



             NOW, THEREFORE, the parties hereto hereby agree as follows:



             1. Defined Terms. As used herein, terms defined in this First Amendment or in the Credit Agreement are used herein as so defined.



             2. Description of Second Push-Down. The parties hereto understand that Holdings is contemplating a transaction pursuant to which it would contribute to a wholly-owned domestic Subsidiary to be formed by it with the name of Details Capital Corp. ("Details Intermediate") (i) all of its material assets (other than the Capital Stock of Details Intermediate) and
     (ii) all of its material liabilities, including, without limitation, the Company Zeros (such transaction, the "Second Push-Down").



             3. Amendments to Credit Agreement. The Credit Agreement is hereby amended in the manner set forth on the pages of the Credit Agreement attached as Annex A hereto.



             4. Effectiveness. The amendments provided for herein shall become effective on the date (the "Effective Date") of satisfaction of the following conditions precedent:

             (a) The Administrative Agent shall have received counterparts of this First Amendment, duly executed and delivered by Holdings, the Borrower and each of the other parties hereto.



             (b) The Administrative Agent shall have received a counterpart of the Joinder Agreement attached as Annex B hereto, duly executed and delivered by Details Intermediate on the date upon which the Second Push-Down is consummated.



             (c) The Second Push-Down shall have been consummated.



             (d) The Administrative Agent shall have received legal opinions and such other documents (including, without limitation, UCC financing statements) as it may reasonably request in connection with the Second Push-Down and the transactions contemplated hereby.



             (e) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this First Amendment shall be satisfactory in form and substance to the Administrative Agent.



             5. Representations and Warranties. After giving effect to the amendments contained herein, on the Effective Date, each of Details Intermediate and the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement; provided that each reference in such Section 4 to "this Agreement" shall be deemed to be a reference both to this First Amendment and to the Credit Agreement as amended by this First Amendment.



             6. Continuing Effect; No Other Amendments. All of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not constitute an amendment or waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.



             7. No Default. No Default or Event of Default shall have occurred and be continuing as of the Effective Date after giving effect to this First Amendment.



             8. Counterparts. This First Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.



             9. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



          IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.




                                  DETAILS HOLDINGS, INC.



                                  By:  /s/ Joseph P. Gisch
                                     ---------------------------------
                                     Title:  Chief Financial Officer

                                 DETAILS, INC.



                                  By:  /s/ Joseph P. Gisch
                                     ---------------------------------
                                     Title:



                                  THE CHASE MANHATTAN BANK, as Administrative
                                  Agent and as a Lender



                                  By:  /s/ Lawrence Palumbo, Jr.
                                     ---------------------------------
                                     Title:  Vice President





                                  STATE STREET BANK & TRUST COMPANY



                                  By:  /s/ Mark H. Trachy
                                     ---------------------------------
                                      Name:  Mark H. Trachy
                                      Title:  Vice President, High Technology




                                  CITY NATIONAL BANK



                                  By:  /s/ Scott J. Kelley
                                     ---------------------------------
                                      Name:  Scott J. Kelley
                                      Title:  Vice President



                                  IBJ SCHRODER BANK & TRUST COMPANY



                                  By:  /s/ Mark H. Minter
                                     ---------------------------------
                                      Name:  Mark H. Minter
                                      Title:  Director



                                  BANKBOSTON N.A.



                                  By:  /s/ Jay L. Massimo
                                     ---------------------------------
                                      Name:  Jay L. Massimo
                                      Title:  Vice President



                                  CRESCENT/MACH I PARTNERS, L.P., by:
                                  TCW Asset Management Company,
                                  its Investment Manager



                                  By:  /s/ Justin L. Driscoll
                                     ---------------------------------
                                      Name:  Justin L. Driscoll
                                      Title:  Senior Vice President



                                  MASSACHUSETTS MUTUAL LIFE
                                  INSURANCE CO.



                                  By:  /s/ Clifford M. Noreen
                                     ---------------------------------

                                                                         Annex A
                                                                         -------

        "Capital Lease Obligations": as to any Person, the obligations of such
         --------------------------
Person under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.



        "Capital Stock": any and all shares, interests, participations or other
         --------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.



        "Cash Equivalents": (a) marketable direct obligations issued by, or
         -----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc.; and (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above.



        "Change of Control": any of the following events:
         ------------------


(a) prior to the date of an initial registered public offering by Holdings of its common stock, (i) Bain Capital and Bain Affiliates shall cease to own (on a fully diluted basis) at least 20% of the economic and voting interests in the Capital Stock of Holdings or (ii) the Permitted Holders shall cease to "control" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) Holdings; or

(b) from and after the date of an initial registered public offering by Holdings of its common stock, (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Closing Date) shall own a greater percentage of the voting and/or economic interest in the Capital Stock of Holdings than that owned by Bain Capital and/or the Bain Affiliates or (ii) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.



        "Closing Date": the date on which the conditions precedent set forth in
         -------------
Section 5.1 shall have been satisfied, which date shall be no later than December 31, 1997.

            "Code": the Internal Revenue Code of 1986, as amended from time to
             -----
  time.



            "Collateral": all Property of the Loan Parties, now owned or
             -----------
  hereafter acquired, upon which a Lien is purported to be created by any Security Document.



            "Commitment": as to any Lender, the sum of the Tranche A Term Loan
             -----------
  Commitment, the Tranche B Term Loan Commitment, the Acquisition Term Loan Commitment and the Revolving Credit Commitment of such Lender.



            "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and
             --------------------                       --------
  after the first Adjustment Date occurring after the completion of four full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.



            "Commonly Controlled Entity": an entity, whether or not
             ---------------------------
  incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.



            "Company": as defined in the preamble.
             --------



            "Company Indenture": the Indenture entered into by the Company in
             ------------------
  connection with the issuance of the Company Zeros, together with all instruments and other agreements entered into by the Company or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.




            "Company Zeros": the senior unsecured discount notes of the Company
             --------------
  issued pursuant to the Company Indenture.



            "Compliance Certificate": a certificate duly executed by a
             -----------------------
  Responsible Officer substantially in the form of Exhibit B.



            "Confidential Information Memorandum": the Confidential Information
             ------------------------------------
  Memorandum dated October 1997 prepared by Holdings with respect to the issuance of the Interim Credit Facility.



            "Consolidated Current Assets": at a particular date, all amounts
             ----------------------------
  (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.



            "Consolidated Current Liabilities": at a particular date, all
             ---------------------------------
  amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding
  (a) the current portion of any Funded Debt of the Borrower and its

Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

       "Consolidated EBITDA": for any period, Consolidated Net Income for such
        -------------------
period plus, (a) without duplication and to the extent reflected as a charge in
       ----
the statement of such Consolidated Net Income for such period, the sum of (i) total income tax expense, (ii) total interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) any extraordinary or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (vi) charges for the write-off of any step-up in basis in inventory required in a transaction which is accounted for under the purchase method of accounting, (vii) any other non-cash charges and (viii) all management fees paid to Bain Capital and the Bain Affiliates permitted by Section 7.10, minus, (b) to the extent included in the statement of such Consolidated Net
-----
Income for such period, the sum of (i) interest income, (ii) any extraordinary or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income (other than non-cash income resulting from the Company's accrual method of accounting in accordance with past practice). Notwithstanding the foregoing, there shall be added to Consolidated EBITDA on a pro forma basis for purposes of computing the financial covenants for any period
---------
set forth in Section 7.1 (i) the amount of compensation and other payments paid to James I. Swenson (not to exceed $2,400,000) which were deducted in computing Consolidated Net Income for such period and (ii) the expenses deducted in computing Consolidated Net Income for such period which were associated with the vesting and exercise by existing management of Holdings of options on the Capital Stock of Holdings on or prior to the Closing Date and the bonuses paid to such existing management pursuant to Section 1.11 of the Transaction Agreement.

        "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of
         ----------------------------------------
(a) the total of (i) Consolidated EBITDA for such period less (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any Capital Expenditures financed with Reinvestment Deferred Amounts) less (iii) any provision for cash income taxes made by the Borrower and its Subsidiaries on a consolidated basis in respect of such period to (b) Consolidated Fixed Charges for such period.

        "Consolidated Fixed Charges": for any period, the sum (without
         --------------------------
duplication) of (a) Consolidated Interest Expense for such period and (b) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including the Term Loans).

        "Consolidated Interest Coverage Ratio": for any period, the ratio of (a)
         ------------------------------------
Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided that, for purposes of determining such ratio at a time when less than four full fiscal quarters of the Company have begun after and fully elapsed since the Closing Date, (x) Consolidated EBITDA for the relevant period shall be deemed to be the sum of (i) the aggregate Consolidated EBITDA of the Company for those fiscal quarters which have begun after and fully elapsed since the Closing Date and (ii) the aggregate Consolidated EBITDA (determined on a pro forma basis, as if the Transaction had occurred on the first day of such period) of the Company for the requisite number of consecutive fiscal quarters commencing prior to the Closing Date and
(y) Consolidated Interest Expense shall be determined by annualizing the Consolidated Interest Expense of the Company for those fiscal quarters which have begun after and fully elapsed since the Closing Date.

        "Consolidated Interest Expense": for any period, all cash interest
         -----------------------------
expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

        "Consolidated Leverage Ratio": as at the last day of any period, the
         ---------------------------
ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for such period: provided that, for purposes of determining such ratio at a time
             --------
when less than four full fiscal quarters of the Company have begun after and fully elapsed since the Closing Date, Consolidated EBITDA for the relevant period shall be deemed to be the sum of (x) the aggregate Consolidated EBITDA of the Company for those fiscal quarters which have begun after and fully elapsed since the Closing Date and (y) the aggregate Consolidated EBITDA (determined on a pro forma basis, as if the Transaction had occurred on the first day of such period) of the Company for the requisite number of consecutive fiscal quarters commencing prior to the Closing Date.

        "Consolidated Net Income": for any period, the consolidated net income
         -----------------------
(or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom
                               --------
(a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.


        "Consolidated Total Debt": at any date, the aggregate principal amount
         -----------------------
of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Working Capital": the excess of Consolidated Current
         ----------------------------
Assets over Consolidated Current Liabilities.


        "Continuing Directors": the directors of Holdings on the Closing Date
         --------------------
and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

            "Contractual Obligation": as to any Person, any provision of any
             -----------------------
  security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.



            "Default": any of the events specified in Section 8, whether or not
             --------
  any requirement for the giving of notice, the lapse of time, or both, has been satisfied.



            "Designated Equity Amounts": at any date, the amount equal to the
             --------------------------
  aggregate amount of Net Cash Proceeds received by Holdings and its Subsidiaries from the issuance of Capital Stock which (a) have been contributed to the Borrower, (b) have been designated in writing by the Borrower to the Administrative Agent as "Permitted Expenditure Amounts" and (c) are utilized by the Borrower and its Subsidiaries within 45 days after such receipt for an Expenditure Use Amount.



            "DI Acquisition": DI Acquisition Corp., a California corporation.
             ---------------



            "Disposition": with respect to any Property, any sale, lease, sale
             ------------
  and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.
                 -------       -----------



            "Dollars" and "$": dollars in lawful currency of the United States
             -------       -
  of America.



            "Domestic Subsidiary": any Subsidiary of the Borrower organized
             --------------------
  under the laws of any jurisdiction within the United States of America.



            "ECF Percentage": 75%; provided, that, with respect to each fiscal
             ---------------       --------
  year of the Borrower ending on or after December 31, 1998, the ECF Percentage shall be reduced to 50% if the Consolidated Interest Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of such fiscal year is at least 2.5 to 1.0 and the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 4.0 to 1.0.



            "Environmental Laws": any and all foreign, Federal, state, local or
             -------------------
  municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.



            "ERISA": the Employee Retirement Income Security Act of 1974, as
             ------
  amended from time to time.



            "Eurocurrency Reserve Requirements": for any day as applied to a
             ----------------------------------
  Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.



            "Eurodollar Base Rate": with respect to each day during each
             ---------------------
  Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by the Administrative Agent prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the amount of non cash charges that decreased Consolidated Working Capital during such fiscal year which resulted from items that the Borrower reasonably determines in good faith are expected to be paid in cash in the immediately following fiscal year, (viii) any cash disbursement made against non-current liabilities to the extent not deducted in determining Consolidated Net Income, (ix) the amount, if any, by which Consolidated Working Capital was decreased by changes in the current deferred income tax account, (x) the amount of distributions permitted by Section 7.6 which were made in such fiscal year, (xi) the amount of investments, advances, loans or extensions of credit made pursuant to clauses (d), (e), (i) and (j) of Section 7.8, to the extent not funded by the incurrence of Indebtedness or contributions to capital and (xii) any payments made to the former shareholders of Holdings pursuant to
Section 1.11 of the Transaction Agreement.

        "Excess Cash Flow Application Date": as defined in Section 2.11(c).
         ----------------------------------

        "Excluded Foreign Subsidiaries": any Foreign Subsidiary the pledge of
         -----------------------------
all of whose Capital Stock as Collateral would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

        "Expenditure Use Amounts": at any date, the amount equal to the sum of
         ----------------------
(a) all amounts utilized by the Borrower and its Subsidiaries to finance Capital Expenditures, other than Capital Expenditures which are (i) not in excess of the Base CapEx Amount for the relevant fiscal year and any permitted rollovers to such fiscal year of unused amounts from the prior fiscal year or (ii) financed with Deferred Reinvestment Amounts, (b) all amounts utilized by the Borrower and its Subsidiaries to finance investments permitted pursuant to Section 7.8(i), except to the extent that the consideration (determined in accordance with such Section 7.8(i)) for all such investments made since the Closing Date does not exceed $30,000,000 in the aggregate and (c) all amounts utilized by the Borrower and its Subsidiaries to finance investments permitted pursuant to Section 7.8(j), except to the extent that the aggregate amount of all such investments (valued at cost, but net of returns of capital from such investments) made since the Closing Date does not exceed $5,000,000.

        "Facility": each of (a) the Tranche A Term Loan Commitments and the
         --------
Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b)
                                           ----------------------------
the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), (c) the Acquisition Term Loan Commitments and the Acquisition Term Loans made thereunder (the "Acquisition Term Loan
                                                     ---------------------
Facility") and (d) the Revolving Credit Commitments and the extensions of credit
--------
made thereunder (the "Revolving Credit Facility").
                      -------------------------


        "Foreign Subsidiary": any Subsidiary of the Borrower that is not a
         ------------------
Domestic Subsidiary.

 the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however,
                                                              --------  -------
 that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.


            "Guarantors": the collective reference to the Subsidiary Guarantors
            ------------
 and the Company.


            "Holdings": Details Holdings, Inc., a California corporation.
             ---------


            "Incur": as defined in Section 7.2.
             ------


            "Indebtedness": of any Person at any date, without duplication, (a)
             -------------
  all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business which are current liabilities), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under bankers' acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) for the purposes of Section 8(e) only, the net exposure of such Person in respect of Interest Rate Protection Agreements.



            "Insolvency": with respect to any Multiemployer Plan, the condition
             -----------
  that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Interest Rate Protection Agreement": any interest rate protection
             -----------------------------------
  agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.



            "Interim Credit Facility": the Interim Credit Facility, dated as of
             ------------------------
  October 28, 1997, among Holdings, The Chase Manhattan Bank, as administrative agent, and the other lenders from time to time party thereto, together with all documents executed in connection therewith (including, without limitation, any Exchange Notes issued pursuant thereto).



            "Issuing Lender": The Chase Manhattan Bank or any of its Affiliates,
             ---------------
  in its capacity as issuer of any Letter of Credit.



            "L/C Commitment": $5,000,000.
             ---------------



            "L/C Fee Payment Date": the last day of each March, June,
             ---------------------
  September and December and the last day of the Revolving Credit Commitment Period.



            "L/C Obligations": at any time, an amount equal to the sum of (a)
             ----------------
  the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.



            "L/C Participants": the collective reference to all the Revolving
             -----------------
  Credit Lenders other than the Issuing Lender.



            "Letters of Credit": as defined in Section 3.1(a).
             ------------------



            "Lien": any mortgage, pledge, hypothecation, assignment, deposit
             -----
  arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).



            "Loan": any loan made by any Lender pursuant to this Agreement.
             -----


            "Loan Documents": this Agreement, the Security Documents and the
             ---------------
  Notes.



            "Loan Parties": the Company, the Borrower and each Subsidiary of
             -------------
  the Borrower which is a party to a Loan Document.



            "Majority Acquisition Term Loan Facility Lenders": the Majority
             ------------------------------------------------
  Facility Lenders in respect of the Acquisition Term Loan Facility.



            "Majority Facility Lenders": with respect to any Facility, the
             --------------------------
  holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of (x) the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments and (y) the Acquisition Term Loan Facility, prior to the termination of the Acquisition Term

            "Notes": the collective reference to any promissory note evidencing
             ------
  Loans.



            "Obligations": the unpaid principal of and interest on (including,
             ------------
  without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.



            "Participant": as defined in Section 10.6(b).
             ------------



            "PBGC": the Pension Benefit Guaranty Corporation established
             -----
  pursuant to Subtitle A of Title IV of ERISA (or any successor).



            "Permitted Expenditure Amounts": at any date, the amount equal to
             ------------------------------
  (a) the sum of (i) all Designated Equity Amounts as of such date and (ii) any portion of the Excess Cash Flow of the Company for fiscal years completed since the Closing Date which was not required to be applied pursuant to the provisions of Section 2.11(c) minus (b) the aggregate amount of Expenditure Use Amounts as of such date.



            "Permitted Holders": any of (a) Bain Capital and the Bain
             ------------------
  Affiliates, (b) each other holder of common stock of Holdings on the Closing Date and (c) senior management employees of the Borrower and Holdings.



            "Person": an individual, partnership, corporation, limited liability
             -------
  company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.



            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.



            "Prepayment Option Notice": as defined in Section 2.17(b).
             -------------------------



            "Pricing Grid": the pricing grid attached hereto as Annex A.
             -------------



            "Pro Forma Balance Sheets": as defined in Section 4.1(a).
             -------------------------



            "Projections": as defined in Section 6.2(c).
             ------------

            "Tranche B Term Loan": as defined in Section 2.1.
             --------------------



            "Tranche B Term Loan Commitment": as to Tranche B Term Loan Lender,
             -------------------------------
  the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1.



            "Tranche B Term Loan Lender": each Lender which has a Tranche B Term
             ---------------------------
  Loan Commitment or which has made a Tranche B Term Loan.



            "Tranche B Term Loan Percentage": as to any Lender at any time, the
             -------------------------------
  percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).



            "Transaction": as defined in Section 5.1(b).
             ------------



            "Transaction Agreement": the Amended and Restated Recapitalization
             ----------------------
  Agreement, dated as of October 4, 1997, by and among DI Acquisition, Holdings and certain shareholders of Holdings, as amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.



            "Transaction Documents": the collective reference to the Transaction
             ----------------------
  Agreement and all other agreements, documents and instruments executed or filed by or on behalf of DI Acquisition, Holdings or any of its Subsidiaries or any of their Affiliates with any Governmental Authority in connection with the Transaction.



            "Transferee": as defined in Section 10.15.
             -----------



            "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
             -----
  Loan.



            "Uniform Customs": the Uniform Customs and Practice for Documentary
             ----------------
  Credits (1993 Revision), International Chamber of Commerce Publication
  No. 500, as the same may be amended from time to time.



            "U.S. Taxes": as defined in Section 10.6(f)(ii).
             -----------



            "Wholly Owned Subsidiary": as to any Person, any other Person all of
             ------------------------
  the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.



            "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that
             ----------------------------------
  is a Wholly Owned Subsidiary of the Borrower.



          1.2  Other Definitional Provisions. (a) Unless otherwise specified
               -----------------------------
  therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

 prepaid on any day earlier than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section
 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are ABR Loans and any Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial Prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Amounts to be applied in connection with optional prepayments of the Term Loans shall be applied pro
                                                                         ---
 rata among the Tranche A Term Loans, the Tranche B Term Loans and the
 ----
 Acquisition Term Loans based upon the outstanding principal amount thereof.



          2.11  Mandatory Prepayments and Commitment Reductions. (a) Unless the
                -----------------------------------------------
  Required Prepayment Lenders shall otherwise agree, if any Capital Stock or Indebtedness shall be issued or Incurred by Holdings or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d); provided that no such prepayment and reduction shall
                            --------
  be required pursuant to this Section 2.11(a) with respect to (i) Designated Equity Amounts, (ii) any such Net Cash Proceeds from the issuance of Capital Stock which is applied within five Business Days after the receipt thereof by the Company and its Subsidiaries to repay Indebtedness Incurred in reliance upon the provisions of Section 7.2(i) or (j) hereof, (iii) other than to the extent set forth therein, Indebtedness Incurred in accordance with Section 7.2 and (iv) up to $10,000,000 in aggregate Net Cash Proceeds from the issuance of Capital Stock by Holdings after the Closing Date.



          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d); provided,
                                                                       ---------
  that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $2,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d).



          (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1998, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash
                                                                   -----------
  Flow Application Date") no later than five days after the earlier of (i) the
  ----------------------
  date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

 representations and warranties contained in the Transaction Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.



            4.19 Security Documents. The Guarantee and Collateral Agreement is
                 ------------------
  effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (other than Liens permitted by Section 7.3).



            4.20 Solvency. Each Loan Party is, and after giving effect to the
                 --------
  Transaction and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.



            4.21 Senior Indebtedness. The Obligations constitute "Senior
                 -------------------
  Indebtedness" of the Borrower under and as defined in the Senior Subordinated
  Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated
  Note Indenture.




                        SECTION 5. CONDITIONS PRECEDENT



            5.1 Conditions to Initial Extension of Credit. The agreement of each
                ---------------------------------- ------
  Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:



  (a)  Loan Documents. The Administrative Agent shall have received (i) this
       --------------
       Agreement, executed and delivered by a duly authorized officer of the Company and (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Company and each Subsidiary Guarantor.



  (b)  Transaction, etc. The following transactions shall have been consummated,
       ----------------
       in each case on terms and conditions reasonably satisfactory to the
       Lenders:



       (i) DI Acquisition shall be merged into Holdings and, as a result of such merger (A) the Bain Investors shall own not less than 52% of the issued and outstanding capital stock of Holdings, and (B) Holdings shall have redeemed approximately 90% of its issued and outstanding capital stock (collectively with all other transactions in connection therewith including the financing thereof, the "Transaction"), all pursuant to the Transaction Documents and in
             -----------
            form and substance consistent
            with the terms previously disclosed to the Administrative
            Agent in writing and on other terms reasonably satisfactory to the Administrative Agent; and



            (ii) The Company shall have (A) at least $86,500,000 of equity
                 (valued at the Transaction value), of which at least $48,500,000 shall be in the form of cash equity from DI Acquisition, (B) received $55,000,000 in gross cash proceeds from the issuance of the Company Zeros or bridge financing in temporary substitution therefor and (C) received $85,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes or bridge financing in temporary substitution therefor.



            (c) Pro Forma Balance Sheets; Financial Statements. The Lenders
                ----------------------------------------------
       shall have received (i) the Pro Forma Balance Sheets, (ii) audited consolidated financial statements of Holdings for the 1996, 1995 and 1994 fiscal years and (iii) unaudited interim consolidated and consolidating financial statements of Holdings for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Holdings, as reflected in the financial statements or projections previously distributed by Holdings to the Administrative Agent or the Lenders in writing or which are contained in the Confidential Information Memorandum.



            (d) Capitalization. The capitalization and structure of each Loan
                --------------
       Party after giving effect to the Transaction shall be consistent with the capitalization and structure previously disclosed to the Lenders in writing.



            (e) Payment of Outstanding Indebtedness. All outstanding
                -----------------------------------
       Indebtedness of Holdings or any of its Subsidiaries for borrowed money or Guarantee Obligations in respect thereof (other than the Indebtedness described in Section 7.2(e) and the capital lease with respect to the Borrower's principal manufacturing facility, all of which shall be permitted to remain outstanding after the Closing Date) shall be paid off in full on terms reasonably satisfactory to the Administrative Agent on or prior to the Closing Date.



            (f) Lien Searches. The Administrative Agent shall have received the
                -------------
       results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of Holdings or its Subsidiaries except for liens permitted by Section 7.3 and liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.



            (g) Closing Certificate. The Administrative Agent shall have
                -------------------
       received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.



            (h) Legal Opinions. The Administrative Agent shall have received the
                --------------
       following executed legal opinions:

                (i) the legal opinion of Ropes & Gray, counsel to Holdings and its Subsidiaries, substantially in the form of Exhibit E;



                (ii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Transaction Agreement, accompanied by a reliance letter in favor of the Lenders; and



                (iii) the legal opinion of local counsel in California and of such other special and local counsel as may be required by the Administrative Agent.



       Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.



            (i) Filings, Registrations and Recordings. Each document (including,
                -------------------------------------
       without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.



            (j) Solvency Opinion. The Administrative Agent shall have received a
                ----------------
       satisfactory solvency opinion from Murray, Devine & Co. which shall document the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transaction, the financing thereof and the other transactions contemplated hereby.



            (k) Insurance. The Administrative Agent shall have received
                ---------
       insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.



            (l) Transaction Documents. Holdings and its Subsidiaries and
           -----------------------------------------
       Affiliates (i) shall not be in breach or violation of any of their obligations under the Transaction Documents and (ii) shall not be subject to any Requirements of Law or Contractual Obligations that would be violated by the Transaction and none of the provisions of any of the Transaction Documents shall have been amended, modified or waived in any material respect without the written consent of the Administrative Agent.



            (m) Funded Debt to Consolidated EBITDA. The Administrative Agent
                ----------------------------------
       shall be satisfied that the ratio of (i) the total amount of Funded Debt of the Borrower and its Subsidiaries (other than the Interim Credit Facility) outstanding on the Closing Date to (ii) the amount of pro forma
                                                                       ---------
       Consolidated EBITDA of the Borrower and its Subsidiaries for the latest twelve month period ended prior to the Closing Date for which relevant financial information is available shall not be greater than 5.80 to 1.0, and the Borrower shall provide support for such calculation which is reasonably satisfactory to the Administrative Agent (giving consideration, among other factors, to the requirements of Regulation S-X of the Securities Act).

       Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause
       (y) (or, in the case of the first such list so delivered, since the Closing Date);



            (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the then-current fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such then-current fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which
                                                       -------------
       Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;



            (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;



            (e) no later than 3 Business Days prior to the effectiveness thereof (or, to the extent that the consent of all or any portion of the Lenders is required hereunder in connection with such amendment, supplement, waiver or modification, no later than 10 Business Days prior to the effectiveness thereof), copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Company Indenture, the Senior Subordinated Note Indenture or the Transaction Agreement;



            (f) within five days after the same are sent, copies of all financial statements and reports which Holdings, the Company or the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which Holdings, the Company or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and



            (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.



            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at
                ----------------------
  or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in

            7.6  Limitation on Dividends. Declare or pay any dividend (other
                 -----------------------
  than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (collectively, "Restricted Payments"), except that:
                              ---------------------



            (a) any Subsidiary may make Restricted Payments to the Borrower or any wholly Owned Subsidiary Guarantor;



            (b) any payments made to the former shareholders of Holdings pursuant to Section 1.11 of the Transaction Agreement;



            (c) payments made on or before the Closing Date in respect of the redemption of Capital Stock of Holdings held by existing shareholders in connection with the merger of DI Acquisition into Holdings;



            (d) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may pay dividends to the Company to permit the Company to pay dividends to Holdings for the sole purpose of
       (i) purchasing Holdings' common stock or common stock options from present or former officers or employees of Holdings or any of its Subsidiaries upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments
                                 ---------
       under this clause (i) shall not exceed $2,000,000 during any fiscal year of the Borrower and $5,000,000 during the term of this Agreement, net, in any case, of any proceeds received by Holdings and contributed to the Borrower in connection with resales of any common stock or common stock options so purchased during the relevant period and (ii) paying management fees to Bain Capital and Bain Affiliates expressly permitted by Section 7.10(iii); and



            (e) the Borrower may pay dividends to the Company to permit the Company and Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business not to exceed $250,000 in any fiscal year, (ii) pay any taxes which are due and payable by Holdings as part of a consolidated group of which the Company and the Borrower are members (provided that the amount of such dividends shall not exceed the lesser of (x) the actual cash tax liability of Holdings which is then due and payable to Governmental Authorities and (y) the cash tax liability which would be owing by the Company and its Subsidiaries to Governmental Authorities on a stand-alone basis), (iii) pay fees and expenses (other than to Affiliates) relating to the Company Zeros and (v) beginning in fiscal year 2002, pay interest in cash on the Company Zeros.



            7.7  Limitation on Capital Expenditures. Make or commit to make
                 ----------------------------------
  (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not

***rename to exa 20***


exceeding in any fiscal year of the Borrower the amount set forth below opposite such fiscal year (the "Base CapEx Amount") plus the then unused
                                -----------------   ----
Permitted Expenditure Amount:

      Fiscal Year                               Base CapEx Amount
      -----------                               -----------------
     Closing Date through December 31, 1997     $3,000,000
     1998                                       $7,500,000
     1999                                       $7,500,000
     2000                                       $7,500,000
     2001                                       $8,500,000
     2002                                       $8,500,000
     2003                                       $9,500,000
     2004                                       $9,500,000

; provided, that (i) up to 50% of the Base CapEx Amount not expended in the
  --------
fiscal year for which it is permitted may be carried over for expenditure in the next succeeding fiscal year, and (ii) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of the Base CapEX Amount
                                  -----
permitted for such fiscal year as provided above and, second, in respect of any
                                                      ------
portion of such Base CapEx Amount carried over from the prior fiscal year pursuant to subclause (i) above; provided, further, that notwithstanding the
                                 --------  -------
foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures shall not be included in the amount of Capital Expenditures permitted to be made pursuant to this Section 7.7 without giving effect to this second proviso) with Reinvestment Deferred Amounts.

       7.8 Limitation on Investments, Loans and Advances. Make any advance,
           ---------------------------------------------
loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except:

       (a) extensions of trade credit in the ordinary course of business;

       (b) investments in Cash Equivalents;

       (c) Guarantee Obligations permitted by Section 7.2;

       (d) loans and advances to employees of the Company and its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Company and its Subsidiaries not to exceed $500,000 at any one time outstanding;

        (e) (i) the Company may acquire and hold obligations of one or more officers or other employees of the Company or its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of Holdings so long as no cash is paid by the Company or any of its Subsidiaries in connection with the acquisition of any such obligations, (ii) the Borrower may lend up to $500,000 in an aggregate principal amount at any one time outstanding to officers and employees of the Company and its Subsidiaries on or after the date on which any such officers and employees exercise their options to purchase common stock of Holdings issued to them in connection with the Transaction so long as the proceeds of such loans are promptly used by such officers and employees to pay taxes payable by them as a result of such exercise and (iii) investments consisting of loans by the Borrower or its Subsidiaries to employees of the Company or its Subsidiaries, not exceeding (x) $650,000 for loans made in connection with the Transaction and (y) $1,000,000 for loans made after the Closing Date, in each case, in aggregate principal amount at any time outstanding and made solely for the purpose of funding purchases by such employees of common stock of Holdings;



       (f)  the Transaction;



       (g) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases;



       (h) investments by the Company or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor;

       (i) the Borrower and its Subsidiaries may acquire all or substantially all of the Capital Stock or assets of any Person or business unit of a Person; provided that (i) no Default or Event of
                             --------
  Default has occurred and is continuing or would result therefrom, (ii) the Company would have been in compliance, on a pro forma basis, with each of the financial covenants contained in Section 7.1 if such acquisition had been made on the first day of the most recently completed period of calculation thereof, (iii) the aggregate consideration (including the aggregate principal amount of Indebtedness which is assumed or guaranteed, the aggregate amount of any deferred consideration and the fair market value of any non-cash consideration) paid on account of all such acquisitions which are consummated after the Closing Date does not exceed the sum of $30,000,000 and the then unused Permitted Expenditure Amount; and



       (j) in addition to investments otherwise expressly permitted by this Section 7.8, investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost, but net of returns of capital from such investments) not to exceed during the term of this Agreement the sum of $5,000,000 and the then unused Permitted Expenditure Amount on the date upon which such investment is made.



             7.9  Limitation on Optional Payments and Modifications of Debt
                  ---------------------------------------------------------
  Instruments, etc. (a) Make or offer to make any payment, prepayment,
  ----------------
  repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes or the Company Zeros (other than scheduled interest payments required to be made in cash), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes, the Senior Subordinated Note Indenture, the Company Zeros or the Company Indenture (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or (ii) is not adverse in any respect to the interests of the Lenders in the reasonable opinion of the Administrative Agent in its sole discretion) or (c) designate any Indebtedness as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.



             7.10  Limitation on Transactions with Affiliates. Enter into any
                   ------------------------------------------
  transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) not otherwise prohibited under this Agreement and

       (l) Holdings shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Company's Capital Stock; or



       (m) The Company shall cease to own directly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock, free of Liens except Liens created by the Guarantee and Collateral Agreement; or



       (n) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Company, (b) incur, create, assume or suffer to exist any material Indebtedness or other material liabilities or financial obligations, other than (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party and (iii) obligations with respect to its Capital Stock, or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents), other than Capital Stock of the Company; or



       (o) The Senior Subordinated Notes shall cease, for any reason, to be validly subordinated to the Obligations as provided in the Senior Subordinated Note Indenture or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;


 then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, any or all of the following actions may be taken:
 (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; (ii) with the consent of the Majority Acquisition Term Loan Facility Lenders, the Administrative Agent may, or upon the request of the Majority Acquisition Term Loan Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Acquisition Term Loan Commitments to be terminated forthwith, whereupon the Acquisition Term Loan Commitments shall immediately terminate; and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the

                                                            Annex B
                                                            -------



                               JOINDER AGREEMENT



        JOINDER AGREEMENT, dated as of December 5, 1997, made by Details Capital Corp., a California corporation ("Details Intermediate") pursuant to the Credit
                                  --------------------
Agreement, dated as of October 28, 1997 (as amended and restated as of December 5, 1997, as amended by the First Amendment, dated as of December 5, 1997 (the "First Amendment") and as may be further amended, supplemented or otherwise
 ---------------
modified from time to time, the "Credit Agreement"), among Details Holdings,
                                 ----------------
Inc., a California corporation ("Holdings"), Details, Inc., a California
                                 --------
corporation (the "Borrower"), the banks and financial institutions from time to
                  --------
time parties thereto and The Chase Manhattan Bank, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.



        For good and valid consideration, the sufficiency of which hereby is acknowledged, Details Intermediate hereby agrees as follows:



    (a) It agrees to become a party to the Credit Agreement on the terms set forth in the First Amendment and shall have all the rights and responsibilities as a party thereto pursuant to the terms thereof;



    (b) It assumes all liabilities and obligations and shall have all the rights and responsibilities of a Grantor and a Guarantor under the Guarantee and Collateral Agreement; and



    (c) It shall (i) be bound by all covenants, agreements, acknowledgements and other terms and provisions applicable to it, as a party to the Credit Agreement and the other Loan Documents pursuant to the terms thereof to the same extent, and in the same manner, as if it were a direct party thereto and (ii) perform all obligations required of it pursuant to the Credit Agreement and such Loan Documents.



        Details Intermediate hereby acknowledges that it has received and reviewed a copy (in execution form) of the Credit Agreement and the First Amendment (and all other amendments, supplements and other modifications thereto) and each of the Loan Documents referred to therein (including, without limitation, all amendments, supplements and other modifications thereto).



        Details Intermediate hereby represents and warrants that (a) all representations and warranties contained in the Credit Agreement and the other Loan Documents which are applicable to it pursuant to the terms thereof (after giving effect to the First Amendment and this Joinder Agreement) are true and correct in all material respects and (b) immediately prior to and immediately after the effectiveness of this Joinder Agreement, no Default or Event of Default shall have occurred and be continuing.

        This Joinder Agreement shall become effective upon the satisfaction of all the conditions to effectiveness set forth in the First Amendment.



        THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



        IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.



                                    DETAILS CAPITAL CORP.



                                    By:
                                       ---------------------------------
                                       Title:



ACKNOWLEDGED AND AGREED TO;
---------------------------



THE CHASE MANHATTAN BANK, as Administrative Agent



By:
   ---------------------------------
   Title: